RAM Energy, Inc.,



                                      and


                             Subsidiary Guarantors


                                      and


                   United States Trust Company of New York,
                                    Trustee


                           _________________________




                            SUPPLEMENTAL INDENTURE




                         Dated as of February 24, 1998


                           _________________________





                        11-1/2% Senior Notes Due 2008

                            SUPPLEMENTAL INDENTURE



      SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") is dated and effective as of February 24, 1998, and is by and among RAM Energy, Inc., a Delaware corporation (the "Company"), United States Trust Company of New York, as Trustee (the "Trustee"), and Carlton Resources Corporation, a Delaware
corporation, ("Carlton"), Magic Circle Energy Corporation, a Delaware corporation ("Magic Circle"), Carmen Development Corporation, an Oklahoma
corporation  ("CDC"),  Magic  Circle   Acquisition   Corporation,  an  Oklahoma
corporation ("Acquisition"), Onyx Properties Corporation, an Oklahoma corporation ("Onyx"), MCENA, Inc., an Oklahoma corporation ("MCENA"), and Carmen Field Limited Partnership, an Oklahoma limited partnership ("Carmen LP", and together with Carlton, Magic Circle, CDC, Acquisition, Onyx and MCENA, collectively, the "Additional Guarantors").

                             W I T N E S S E T H:

      WHEREAS, the Company, the Subsidiary Guarantors originally parties thereto (the "Original Subsidiary Guarantors") and the Trustee, executed and delivered that certain Indenture dated as of February 24, 1998 (the "Indenture"), pursuant to which the Company originally issued $115,000,000 in principal amount of 11-1/2% Senior Notes due 2008;

      WHEREAS, Section 9.1(a)(vi) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may, among other things, supplement the Indenture in order to add a Restricted Subsidiary as an additional Subsidiary Guarantor in compliance with Section 10.2 thereof, without the consent of the Holders of the Notes;

      WHEREAS, each of the Additional Guarantors has become a Restricted Subsidiary of the Company as of the date hereof;

      WHEREAS, this Supplemental Indenture is executed and delivered to the Trustee pursuant to Sections 4.16 and 10.2(a) of the Indenture;

      WHEREAS, the Company, the Original Subsidiary Guarantors, the Additional Guarantors and the Trustee desire to enter into this Supplemental Indenture to provide for each Additional Guarantor's guarantee in respect of the Notes on the same terms and conditions as the Subsidiary Guarantees by the Original Subsidiary Guarantors; and

      WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and bylaws of the Company, of each Subsidiary Guarantor, of each party becoming a Subsidiary Guarantor and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the each of them, in accordance with its terms, have been duly done and performed;

      NOW, THEREFORE, to comply with the Indenture and in consideration of the premises herein contained, and for reasonably equivalent value and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Company, the Additional Guarantors and the Trustee have joined in the execution and delivery of this Supplemental Indenture.

              SECTION 1.  INCORPORATION OF INDENTURE; DEFINITIONS

      1.01.  INCORPORATION  OF  INDENTURE.   This  Supplemental  Indenture con-
stitutes  a   supplement  to  the  Indenture,  and  the  Indenture  and  this
Supplemental Indenture shall be read together and shall have effect so far as practicable as though all of the provisions thereof and hereof are contained in one instrument.

      1.02. DEFINITIONS. All capitalized terms used herein and not other-wise defined herein shall have the respective meanings assigned to such terms in the Indenture.

                 SECTION 2.  AMENDING AND MODIFYING PROVISIONS

      2.01. UNCONDITIONAL GUARANTEE. Each Additional Guarantor (hereinafter referred to as a "Subsidiary Guarantor") hereby, jointly and severally, agrees as follows:

      (a) Each of the Subsidiary Guarantors hereby jointly and severally and unconditionally guarantees, on a senior basis (each such guarantee being a "Subsidiary Guarantee"), to each Holder of a Note authenticated and delivered by the Trustee irrespective of the validity or enforceability of the Indenture, the Notes or the obligations of the Company under the Indenture or the Notes, that: (i) the principal of, premium, if any, and interest on the Notes shall be paid in full when due, whether at the maturity or interest payment or optional or mandatory redemption date, by acceleration, call for redemption or otherwise, and interest on the overdue principal and interest, if any, of the Notes and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Notes shall be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Notes and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Subsidiary Guarantor shall be obligated to pay the same whether or not such failure to pay has become an Event of Default that could cause acceleration pursuant to Section 6.2 of the Indenture. Each Subsidiary Guarantor agrees that this is a guarantee of payment not a guarantee of collection.

      (b) Each Subsidiary Guarantor hereby agrees that its obligations with regard to its Subsidiary Guarantee shall be unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under the Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to the Indenture, the Notes or the obligations of the Company under the Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) that might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (i) any right to require the Trustee, the Holders or the Company (each, a "Benefitted Party") to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any Benefitted Party's power before proceeding against such Subsidiary Guarantor; (ii) the defense of the statute of limitations in any action hereunder or in any action for the collection of any Indebtedness or the performance of any obligation hereby guaranteed; (iii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person;
(iv) demand, protest and notice of any kind, including but not limited to, notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of such Subsidiary Guarantor, the Company, any Benefitted Party, any creditor of such Subsidiary Guarantor, the Company or on the part of any other Person whomsoever in connection with any Indebtedness or obligations hereby guaranteed; (v) any defense based upon an election of remedies by a Benefitted Party, including but not limited to, an election to proceed against such Subsidiary Guarantor for reimbursement; (vi) any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (vii) any defense arising because of a Benefitted Party's election, in any proceeding instituted under any Bankruptcy Law, of the application of Section 1111(b)(2) under the Bankruptcy Law; (viii) any defense based on any borrowing or grant of a security interest under Section 364 under the Bankruptcy Law or (ix) any right to require a proceeding first against the Company, protest, notice and all demands whatsoever. Each Subsidiary Guarantor hereby covenants that its Subsidiary Guarantee will not be discharged except by complete performance of all of the obligations contained in its Subsidiary Guarantee, the Notes and the Indenture.

      (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Subsidiary Guarantor, or any custodian, trustee, or similar official acting in relation to either the Company or such Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Holder, the applicable Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

      (d) Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company or any other obligor on the Notes of the obligations guaranteed hereby and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.2 of the Indenture, those obligations (whether or not due and payable) will forthwith become due and payable by such Subsidiary Guarantor for the purpose of this Subsidiary Guarantee.

      (e) Each Subsidiary Guarantor and by its acceptance hereof, each beneficiary hereof, hereby confirm that it is its intention that the Subsidiary Guarantee by such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any of the Subsidiary Guarantees. To effectuate the foregoing intention, each such Person hereby irrevocably agrees that the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee under Article 10 of the Indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

      (f) For purposes of the limitations and the applicable fraudulent conveyance laws referred to in the preceding clause (e), any indebtedness of a Subsidiary Guarantor incurred from time to time pursuant to a Permitted Bank Credit Facility and secured by a perfected Lien on the assets of such Subsidiary Guarantor (assuming, for purposes of such determination, that the incurrence of any such indebtedness and the granting of any such security interest did not violate any such fraudulent conveyance laws) shall be deemed, to the extent of the value of the assets subject to such Lien, to have been incurred prior to the incurrence by such Subsidiary Guarantor of liability under its Subsidiary Guarantee.

      (g) Each beneficiary under the Subsidiary Guarantees, by accepting the benefits hereof, confirms its intention that, in the event of a bankruptcy, reorganization or other similar proceeding of the Company or any Subsidiary Guarantor in which concurrent claims are made upon such Subsidiary Guarantor hereunder, to the extent such claims will not be fully satisfied, each claimant with a valid claim against the Company shall be entitled to a ratable share of all payments by such Subsidiary Guarantor in respect of such concurrent claims.

      (h) In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, INTER SE, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under a Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the
Company's obligations with respect to the Notes or any other Subsidiary Guarantor's obligations with respect to such Subsidiary Guarantee. "Adjusted Net Assets" of such Subsidiary Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities, but excluding liabilities under the Subsidiary Guarantee of such Subsidiary Guarantor at such date and (y) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Subsidiary Guarantees), excluding debt in respect of the Subsidiary Guarantees, as they become absolute and matured.

      (i) The obligations of the Subsidiary Guarantors to the Holders and the Trustee pursuant to the Subsidiary Guarantees and the Indenture are otherwise expressly set forth in Article 10 of the Indenture, and reference is hereby made to such Indenture for the precise terms thereof and incorporation herein for all intents and purposes. The Subsidiary Guarantees are subject to release as and to the extent provided in Section 10.5 of the Indenture. Each Subsidiary Guarantee is a continuing guarantee and shall remain in full force and in effect and shall be binding upon each Subsidiary Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred in the Indenture upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Each Subsidiary Guarantee is a guarantee of payment and not a guarantee of collection.

                           SECTION 3: MISCELLANEOUS

      3.01  FULL  FORCE  AND  EFFECT.   The  Indenture, as supplemented by this
Supplemental Indenture, remains in full force and effect and is hereby ratified and confirmed as the valid and binding obligations of the parties hereto.

      3.02 TRUSTEE. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and applicable to the Trustee with respect hereto. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

      3.03. MULTIPLE COUNTERPARTS. This Supplemental Indenture may be executed in multiple counterparts, and by each party hereto on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

      3.04. HEADINGS FOR CONVENIENCE ONLY. The headings of the Sections of this Supplemental Indenture are used for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

      3.05. GOVERNING  LAW.   THIS SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be executed and delivered effective as of the date first mentioned hereinabove.

                                    RAM Energy, Inc.

                                    By  LARRY E. LEE
                                        Larry E. Lee,
                                        President

                                    RB Operating Company,
                                    a Delaware corporation

                                    By  LARRY E. LEE
                                        Larry E. Lee,
                                        President

                                    RLP Gulf States, L.L.C.,
                                    an Oklahoma limited liability company

                                         By:  RAM Energy, Inc., Manager

                                         By  LARRY E. LEE
                                             Larry E. Lee, President

                                    United States Trust Company of New York,
                                    Trustee

                                    By:    PATRICIA STERMER
                                    Name:  Patricia Stermer
                                    Title: Assistant Vice President

                                    Carlton Resources Corporation

                                    By:    JOHN M. LONGMIRE
                                    Name:  John M. Longmire
                                    Title: Senior Vice President

                                    Magic Circle Energy Corporation

                                    By:    JOHN M. LONGMIRE
                                    Name:  John M. Longmire
                                    Title: Senior Vice President

                                    Carmen Development Corporation

                                    By:    JOHN M. LONGMIRE
                                    Name:  John M. Longmire
                                    Title: Senior Vice President

                                    Magic Circle Acquisition Corporation

                                    By:    JOHN M. LONGMIRE
                                    Name:  John M. Longmire
                                    Title: Senior Vice President

                                    Onyx Properties Corporation

                                    By:    JOHN M. LONGMIRE
                                    Name:  John M. Longmire
                                    Title: Senior Vice President

                                    MCENA, INC.

                                    By:    JOHN M. LONGMIRE
                                    Name:  John M. Longmire
                                    Title: Senior Vice President

                                    Carmen Field Limited Partnership

                                         By:  Carmen Development Corporation,
                                            its General Partner

                                         By:    JOHN M. LONGMIRE
                                         Name:  John M. Longmire
                                         Title: Senior Vice President